                                                                    EXHIBIT 99.1
================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               PBC HOLDINGS, INC.
                             PBC ACQUISITION CORP.
                             THE GAMBRINUS COMPANY
                                      AND

                             PETE'S BREWING COMPANY

                            DATED AS OF MAY 22, 1998

================================================================================

                               TABLE OF CONTENTS

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                                                                         PAGE
                                                                         ----
ARTICLE I -- DEFINITIONS...............................................     2
    1.1    Certain Defined Terms.......................................     2
    1.2    Interpretation..............................................     3

ARTICLE II -- THE MERGER...............................................     3
    2.1    The Merger..................................................     3
    2.2    Company Actions and Fairness Opinion........................     4
    2.3    Effective Time..............................................     4
    2.4    Closing.....................................................     4
    2.5    Effects of the Merger.......................................     4
    2.6    Articles of Incorporation...................................     4
    2.7    Bylaws......................................................     4
    2.8    Directors...................................................     4
    2.9    Officers....................................................     5
    2.10   Conversion of Shares........................................     5
    2.11   Dissenting Shares...........................................     5
    2.12   Payment For Shares..........................................     5
    2.13   No Further Rights or Transfers..............................     6
    2.14   Supplementary Action........................................     7
    2.15   Lost, Stolen or Destroyed Certificates......................     7
    2.16   Company Stock Options.......................................     7
    2.17   Company Warrants............................................     8

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........     8
    3.1    Organization, Standing and Corporate Power..................     8
    3.2    Subsidiaries................................................     8
    3.3    Capital Structure...........................................     8
    3.4    Authority; Noncontravention.................................     9
    3.5    SEC Documents; Financial Statements.........................    10
    3.6    Absence of Certain Changes or Events........................    10
    3.7    No Undisclosed Liabilities..................................    11
    3.8    Litigation..................................................    11
    3.9    Compliance with Laws........................................    11
    3.10   Absence of Changes in Benefit Plans; Labor Relations........    11
    3.11   ERISA Compliance............................................    11
    3.12   Taxes.......................................................    12
    3.13   Parachute Payments..........................................    13
    3.14   Information in Proxy Statement..............................    13
    3.15   State Takeover Statutes.....................................    13
    3.16   Rights Agreement............................................    13
    3.17   Brokers.....................................................    13
    3.18   Title to Assets.............................................    14
    3.19   Product Liability...........................................    14
    3.20   Material Contracts..........................................    14
    3.21   Title to Intellectual Property..............................    14
    3.22   Distributors and Distributorship Agreements.................    15
    3.23   Real Property...............................................    15


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                                                                         PAGE
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
           Insurance...................................................    15
    3.24
           Customers, Suppliers........................................    16
    3.25
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...
                                                                           16
     4.1   Organization, Standing and Corporate Power..................    16
     4.2   Authority: Noncontravention.................................    16
     4.3   Information in Proxy Statement..............................    17
     4.4   Interim Operations of Purchaser.............................    17
     4.5   Brokers.....................................................    17
     4.6   Financing...................................................    17
     4.7   Share Ownership.............................................    17
ARTICLE V -- CONDUCT OF BUSINESS PENDING THE MERGER....................    17
     5.1   Interim Operations of the Company...........................    17
     5.2   No Solicitation.............................................    19
ARTICLE VI -- ADDITIONAL AGREEMENTS....................................    20
     6.1   Shareholder Approval; Preparation of Proxy Statement........    20
     6.2   Access to Information; Confidentiality......................    21
     6.3   Commercially Reasonable Efforts.............................    21
     6.4   Notification of Certain Matters.............................    21
     6.5   Fees and Expenses...........................................    22
     6.6   Indemnification and Directors' and Officers' Insurance......    23
     6.7   Certain Litigation..........................................    23
     6.8   Purchaser Compliance........................................    23
     6.9   Shareholder Agreement.......................................    23
           Interim Financial Statements................................    24
    6.10
           Stop Transfer Instruction...................................    24
    6.11
ARTICLE VII -- CONDITIONS..............................................    24
     7.1   Conditions to Parent and Purchaser's Obligation to Effect
           the Merger..................................................    24
     7.2   Conditions to Company's Obligation to Effect the Merger.....    26
ARTICLE VIII -- TERMINATION AND AMENDMENT..............................    27
     8.1   Termination.................................................    27
     8.2   Effect of Termination.......................................    28
     8.3   Amendment...................................................    28
     8.4   Extension; Waiver...........................................    28
ARTICLE IX -- MISCELLANEOUS............................................    28
     9.1   Nonsurvival of Representations, Warranties and Agreements...    28
     9.2   Notices.....................................................    28
     9.3   Counterparts................................................    29
     9.4   Entire Agreement; No Third Party Beneficiaries..............    29
     9.5   Governing Law...............................................    29
     9.6   Publicity...................................................    29
     9.7   Assignment..................................................    29
     9.8   Enforcement.................................................    30
     9.9   Severability................................................    30

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 22nd day of May, 1998, by and among PBC Holdings, Inc., a Texas corporation ("Parent"), PBC Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent ("Purchaser"), Pete's Brewing Company, a California corporation (the "Company"), and, for the limited purposes set forth herein, The Gambrinus Company, a Texas corporation ("Gambrinus").

                                    RECITALS

     WHEREAS, the Board of Directors of each of Gambrinus, Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance thereof, it is proposed that Purchaser acquire all shares (the "Shares") of the issued and outstanding common stock, no par value, of the Company (the "Company Common Stock"), for $6.375 per share, net to the seller in cash (such price per Share as may be paid in the Merger (as defined in Section 2.1), being referred to herein as the "Merger Consideration") through a reverse subsidiary merger of the Purchaser with and into the Company;

     WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Gambrinus, Parent, Purchaser and the Company has approved the Merger in accordance with the General Corporation Law of the State of California (the "GCL") and upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding Share will be converted into the right to receive an amount equal to the Merger Consideration in cash;

     WHEREAS, the Board of Directors of the Company (the "Company Board of Directors") has determined that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Company, Parent, Purchaser and Gambrinus desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Certain Defined Terms. As used in the Agreement, each of the following initially capitalized terms still have the respective meaning set forth below:

     "Affiliate" means, with respect to any Person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. "Control" or "controls" for purposes hereof means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

     "Business" means the business conducted by the Company as of the date of the Agreement and including, without limitation, the manufacture, distribution, marketing and sale of various craft brewed beer products.

     "Business Day" refers to a day other than a Saturday, Sunday or a holiday on which commercial banks are required or authorized to close in San Antonio, Texas.

     "Contracts" refers to, collectively, all oral or written contracts, agreements, leases, subleases, licenses, sublicenses, commitments, instruments, guaranties, bids and proposals to which the Company is a party as of the date specified, all unfilled orders outstanding as of the Closing Date for the purchase of raw materials, goods or services, and all unfilled orders outstanding as of the Closing Date for the sale of raw materials, goods or services.

     "GAAP" refers to generally accepted accounting principles in the United States of America as in effect as of the date hereof.

     "Indebtedness" means any liability, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) but excluding trade payables, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, (iii) guaranties, direct or indirect, in any manner, of all or any part of any Indebtedness of any Person.

     "Intellectual Property" means all intellectual property used in the Business or otherwise necessary for the ownership and use of the assets and the conduct of the Business of the Company, including without limitation, all (1) trademarks, trade names, trade dress, service marks, and Internet domain names together with all of the goodwill of the foregoing items; (2) copyrights (including without limitation in and to the Company's Internet website(s)) and all related and equivalent rights, including moral rights; (3) licenses, registrations, applications for, and applications to register, any of the foregoing; and (4) trade secrets, patents, processes, recipes and formulae.

     "Knowledge" as applied to either the Company, a Subsidiary, Parent or Purchaser, refers to the actual knowledge, of its respective executive officers, its human resources officer or its directors.

     "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, any one or more changes or effects that are materially adverse to the Business, properties, assets, liabilities, financial condition, results of operations or value of the Company and its Subsidiaries, taken as a whole; but other than changes or effects which are or result from (i) occurrences relating to the economy in general or the Company's industry in general and not specifically relating to such entity, (ii) the delay or cancellation of orders for the Company's products attributable to the announcement of this Agreement, (iii) the delay or cancellation of production or shipment of the Company's products by the Company's contract manufacturer attributable to the execution or announcement of this Agreement, or (iv) shareholder litigation brought or threatened against the Company or any member of the Company Board of Directors attributable to the announcement of this Agreement or the Merger, including all costs and expenses in connection therewith and other fees and expenses incurred by the Company in connection with the transactions contemplated hereby.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" refers to any individual, partnership, corporation, trust, association, limited liability company, Government Entity or any department or agency thereof, or any other entity.

     "SEC" means the Securities and Exchange Commission.

     "Stroh Agreement" means the Second Amendment and Restatement of Manufacturing Services Agreement, dated as of October 1, 1995, by and between The Stroh Brewing Company, an Arizona corporation, and the Company, as amended.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, trust, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, trust, or other business entity a majority of the partnership or other similar ownership or beneficial interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, trust or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, trust or other business entity gains or losses, distributions or other economic interests or shall be or control any managing director, manager, general partner or trustee of such limited liability company, partnership, association trust or other business entity.

     "Tax" refers to all federal, state, local and foreign taxes, charges, fees, levies, penalties, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, disability, real property, personal property, ad valorem or other tax or governmental fee of any kind whatsoever imposed or required to be withheld by any Governmental Entity, whether disputed or not.

     "Tax Return" means any tax return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     1.2 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof and in accordance with the applicable provisions of this Agreement and the GCL, the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which Purchaser shall be merged with and into the Company at the Effective Time (as defined in Section 2.3). Following the Effective Time, (i) the Company shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of California, (ii) the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article II, and (iii) the separate corporate existence of Purchaser shall cease. At the election of Parent, to the extent that any such action would not cause a failure of a condition to the Merger, any direct or indirect wholly-owned subsidiary of Parent may be substituted for and assume all of the rights and obligations of Purchaser as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     2.2 Company Actions and Fairness Opinion. The Company hereby represents and warrants that (i) the Company Board of Directors has adopted resolutions (A) determining that, as of the date of such resolutions, the terms of the Merger are fair to, and in the best interests of, the holders of the Shares, (B) approving and adopting this Agreement and the transactions contemplated hereby,
(C) approving the Merger, and (D) recommending that the shareholders of the Company approve the Merger, this Agreement and the transactions contemplated hereby (provided, however, that subject to the provisions of Section 5.2 such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 5.2)) and (ii) Morgan Stanley & Co. Incorporated ("Morgan Stanley") has rendered to the Company Board of Directors its written opinion, to the effect that the consideration to be received by the holders of Shares pursuant to the Merger is fair to the holders of Shares. The Company has obtained the consent of Morgan Stanley to the inclusion in the Proxy Statement of a copy of the written opinion referred to in clause (ii) above.

     2.3 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, Parent, Purchaser and the Company shall cause to be executed and filed on the Closing Date (as hereinafter defined) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of California (the "Secretary of State") in the manner required by the GCL an agreement of merger together with an officer's certificate of the Company and Purchaser, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is hereinafter referred to as the "Effective Time."

     2.4 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third Business Day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Jackson Walker L.L.P., 112 East Pecan Street, Suite 2100, San Antonio, Texas 78205, unless another date, time or place is agreed to in writing by the parties hereto.

     2.5  Effects of the Merger. The Merger shall have the effects set forth in
Section 1107 of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     2.6 Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so that Article III thereof shall read in its entirety as follows:

                                      "III

        This corporation is authorized to issue 1,000 shares of Common Stock, no par value per share."

As so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation, until thereafter changed or amended, subject to Section 6.6 hereof, as provided therein or by applicable law.

     2.7 Bylaws. The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter duly amended, subject to Section 6.6 hereof, in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation or such Bylaws.

     2.8 Directors. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, either before or after the Effective Time, or as otherwise provided by law.

     2.9 Officers. The officers of the Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, either before or after the Effective Time, or as otherwise provided by law.

     2.10 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of the Shares:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held, directly or indirectly, by Parent, Purchaser, Gambrinus, the Company or any of their majority-owned Subsidiaries, and any Dissenting Shares (as defined in Section 2.11)) shall automatically be canceled and extinguished and be converted into the right to receive from the surviving corporation in cash the Merger Consideration, without interest thereon. Each holder (other than holders referred to in Section 2.10(b)) of a certificate representing any Shares shall after the Effective Time cease to have any rights with respect to such Shares, except either to receive the Merger Consideration upon surrender of such certificate, or to exercise such holder's dissenter's rights as provided in
     Section 2.11 and the GCL.

          (b) Each Share issued and outstanding immediately prior to the Effective Time which is owned or held, directly or indirectly, by Parent, Purchaser, Gambrinus, the Company or any of their majority-owned Subsidiaries shall be canceled and extinguished and cease to exist, without any conversion thereof, and no payment shall be made with respect thereto.

          (c) Each share of Common Stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

     2.11 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time and which are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 1300 of the GCL, if Section 1300 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.10, unless and until such holder fails to perfect or withdraws or otherwise loses the right to appraisal and payment under the GCL. If, after the Effective Time, any such holder shall have failed to perfect or shall withdraw or lose such holder's right of appraisal and payment under the GCL, such holder's Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, as provided in Section 2.10, and such Shares shall no longer be Dissenting Shares. The Company shall give Parent and Purchaser prompt notice of any demands received by the Company for appraisal of Shares, and of any withdrawals of demands for appraisal, or of any other instruments served pursuant to Section 1300 of the GCL and received by the Company. Prior to the Effective Time, Parent and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent and Purchaser, make any payment with respect to, or settle or offer to settle, any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under Section 1300 of the GCL.

     2.12  Payment For Shares.

     (a) Prior to the Effective Time, Purchaser shall select and appoint a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Shares shall become entitled pursuant to
Section 2.10. At the Effective Time, Purchaser or Parent shall, and Gambrinus shall cause Purchaser or Parent to, deposit in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.10. Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Purchaser and the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares. If for any reason (including losses) such funds are inadequate to pay the amounts to which holders of Shares shall be entitled under Section 2.10, Parent shall in any event be liable for payment thereof. Such funds deposited with the Paying Agent pursuant to this Section 2.12 shall not be used for any purpose except as expressly provided in this Agreement. From time to time at or after the Effective Time, Parent shall take all lawful action necessary to make the appropriate cash payments, if any, to holders of Dissenting Shares.

     (b) As soon as practicable after the Effective Time, Purchaser or Parent shall cause the Paying Agent to mail to each record holder a certificate or certificates representing Shares which as of the Effective Time represents the right to receive the Merger Consideration (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this
Section 2.12(b), each Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration (without interest thereon), and shall, subject to Section 2.11, have no other right.

     (c) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment or delivery shall pay any transfer or other taxes payable by reason of the payment of the Merger Consideration to a person other than the person in whose name the Certificates are registered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat and similar laws.

     (d) Promptly following the date that is one year after the Effective Time, the Paying Agent shall return to the Surviving Corporation all Merger Consideration and other cash, property and instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.13 No Further Rights or Transfers. All cash paid upon surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificate. At and after the Effective Time the holders of Certificates to be exchanged for the Merger Consideration pursuant to this Agreement shall cease to have any rights as shareholders of the Company except for the right to surrender such holder's Certificates in exchange for payment of the Merger Consideration, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. Any Certificates formerly representing Shares presented to the Surviving Corporation or Paying Agent shall be canceled and exchanged for the Merger Consideration, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

     2.14 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

     2.15 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing Shares shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 2.10, in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof with such assurances as the Paying Agent, in its discretion and as a condition precedent to the payment of the Merger Consideration, may reasonably require of the holder of such lost, stolen or destroyed Certificates.

     2.16  Company Stock Options.

     (a) The Company shall take all commercially reasonable actions, if any, necessary to provide that at the Effective Time, (i) each option outstanding at the Effective Time to purchase Shares (an "Option") granted under (A) the Company's 1986 Stock Option Plan, 1995 Stock Option Plan or 1995 Director Option Plan or (B) any other stock-based incentive plan or arrangement of the Company, excluding any options granted under the Company's 1995 Employee Stock Purchase Plan (the "Stock Option Plans"), shall be canceled and (ii) in consideration of such cancellation, each holder of an Option shall receive in consideration thereof an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per Share exercise price of such Option and (y) the number of Shares subject to such Option. The Company shall use all commercially reasonable efforts to effectuate the foregoing, including, if necessary, amending the Stock Plans and obtaining any necessary consents from holders of Options.

     (b) Except as may be otherwise agreed to by Parent or Purchaser and the Company or as otherwise contemplated or required to effectuate this Section 2.16, the Stock Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time. The Company shall take all actions necessary to provide that as of the Effective Time no holder of Options under the Stock Plans will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such Option.

     (c) The Company shall take all commercially reasonable actions, if any, necessary to provide that at or immediately prior to the Effective Time, (i) each then outstanding option under the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") shall automatically be exercised and (ii) in lieu of the issuance of Certificates, each participant shall receive an amount in cash (subject to any applicable withholding tax) equal to the product of (x) the number of Shares otherwise issuable upon such exercise and (y) the Merger Consideration. The Company shall use all commercially reasonable efforts to effectuate the foregoing, including without limitation amending the Stock Purchase Plan and obtaining any necessary consents from participants in the Stock Purchase Plan. The Company (i) shall not permit the commencement of any new offering period under the Stock Purchase Plan following the date hereof,
(ii) shall not permit any participant to increase his or her rate of contributions under the Stock Purchase Plan following the date hereof, (iii) shall terminate the Stock Purchase Plan as of the Effective Time, and (iv) shall take any other actions necessary to provide that as of the Effective Time no holder of options under the Stock Purchase Plan will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such option.

     (d) In the event that an employee of the Company who is a holder of Options is terminated by the Company after the date of this Agreement but prior to the Effective Time, such employee shall receive at the Effective Time with respect to all Options held by such employee as of the date of such termination of employment the cash payment determined in accordance with Section 2.16(a) that such employee would have received had such employee been employed as of the Effective Time.

     2.17 Company Warrants. The Company shall take all commercially reasonable actions, if any, necessary to provide that at the Effective Time, each warrant outstanding at the Effective Time to purchase Shares (a "Warrant") shall be canceled. The Company shall take all commercially reasonable efforts to effectuate the foregoing, including, if necessary, amending a Warrant and obtaining any necessary consents from holders of Warrants.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Purchaser as follows:

     3.1 Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and, except as would not have a Material Adverse Effect, has all requisite corporate power and authority to carry on its Business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its Business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a Material Adverse Effect on the Company. The Company has delivered or made available to Parent complete and correct copies of its Restated Articles of Incorporation and Bylaws, in each case as amended to the date hereof.

     3.2  Subsidiaries. The Company Disclosure Schedule sets forth in Section
3.2 a complete list of the Company's Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 3.2 of the Company Disclosure Schedule, the Company does not own any significant equity interest in any corporation or other entity.

     3.3  Capital Structure.

     (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value per share ("Preferred Stock"). At the close of business on May 20, 1998,
(i) 10,838,982 shares of Company Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 2,041,482 shares of Company Common Stock were reserved for issuance pursuant to outstanding Options under the Stock Option Plans and 352,197 shares of Company Common Stock were reserved for issuance pursuant to options available for grant under the Stock Option Plans, (iv) 309,397 shares of Company Common Stock were reserved for issuance pursuant to the Stock Purchase Plan, (v) 1,140,284 shares of the Company Common Stock were reserved for issuance upon exercise of an outstanding Warrant and (vi) 50,000 shares of Series A Participating Preferred Stock, no par value per share, were reserved for issuance in connection with the Company's Preferred Shares Rights Agreement dated November 25, 1996 (the "Rights Agreement"). Except as set forth above, at the close of business on May 20, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans and the Stock Purchase Plan will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote

(or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company is not a party to any voting agreement with respect to the voting of any of its securities. There are not any outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

     (b) Section 3.3 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of: (i) all Options outstanding under the Stock Option Plans (ii) all Warrants outstanding for the purchase of Shares,
(iii) the per Share exercise price of all such Options and Warrants, as adjusted pursuant to the provisions of the respective Stock Option Plans and Warrant, and
(iv) the number of Shares subject to issuance upon exercise of all such Options and Warrants, as adjusted pursuant to the provisions of the respective Stock Option Plans and Warrant. The Company has not reduced the per Share exercise price of the Options or Warrant, due to a reduction in the fair market value of the Shares or otherwise, or established an option exchange program with respect to any Stock Option Plan or Warrant.

     3.4 Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of the Merger and the adoption of this Agreement by the affirmative vote of the holders of a majority of the Shares (the "Company Shareholder Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Gambrinus, Parent and Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. The execution and delivery of this Agreement do not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any material Liens in or upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Restated Articles of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that would not have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) filings, permits, authorizations, consents and approvals as may be required under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended

(the "HSR Act"), (2) the filing with the SEC and the NASDAQ Stock Market, Inc. of (A) a proxy statement relating to the Company Shareholder Approval (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934 ("Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of an agreement of merger with the Secretary of State pursuant to the GCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(4) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (5) compliance with any applicable requirements of the Exchange Act and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Company.

     3.5  SEC Documents; Financial Statements.

     (a) The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC and any exchange on which the Company Common Stock is listed since January 1, 1996 (the "SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and the rules and regulations of any such exchange, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The Company has delivered to Parent true, correct and complete copies of (i) the Company's audited financial statements set forth in Section 3.5(b) to the Company Disclosure Schedule (the "Audited Financial Statements"), and (ii) the Company's unaudited financial statements set forth in Section 3.5(b) to the Company Disclosure Schedule (the "Unaudited Financial Statements"), certified, on behalf of the Company, by the Company's chief financial officer. The Audited Financial Statements and the Unaudited Financial Statements shall together be referred to herein as the "Financial Statements." The Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of Unaudited Financial Statements, to normal year-end audit adjustments and the absence of footnotes).

     3.6 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent Financial Statements and until the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and there has not been (i) any event, change or effect having a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any capital stock, warrant, option or any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (a) any granting by the Company or any of its Subsidiaries to any director or officer of the Company or its Subsidiaries of any increase in compensation, except in the Ordinary Course of Business or as was required under employment agreements in effect as of the date of the most recent Financial Statements, (b) any granting by the Company or any of its Subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements, plans or arrangements in effect as of the date of the most recent Financial Statements or (c) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any officer; (v) any material damage, destruction or loss, whether or not covered by insurance; (vi) any Indebtedness created, incurred, assumed or guaranteed, involving more than $50,000 in the aggregate; (vii) any postponement or delay (outside the Ordinary Course of Business) in any material respect of, the payment of accounts payable and other liabilities or obligations; (viii) any cancellation, compromise, waiver or release of any right or claim (or series of related rights or claims) involving more than $50,000 in the aggregate; (ix) any action taken expressly prohibited by Section 5.1; (x) any acceleration, termination, modification, amendment, or cancellation of any material Contract (or series of Contracts), including the Stroh Agreement or any Contract with a distributor, to which the Company is a party or to which it is bound; and (xi) the Company has not committed to do any of the foregoing.

     3.7 No Undisclosed Liabilities. Except (a) as recognized or disclosed in the Filed SEC Documents and (b) for liabilities and obligations (i) incurred in the Ordinary Course of Business since the date of the most recent Financial Statements, or (ii) pursuant to the terms of this Agreement, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto.

     3.8 Litigation. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries.

     3.9 Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to their business or operations, except for instances of possible noncompliance that would not have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its Business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits, which lack, default or violation would not have a Material Adverse Effect on the Company.

     3.10 Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent Financial Statements until the date hereof, there has not been any adoption or amendment (or any agreement to adopt or amend) in any material respect by the Company or any of its Subsidiaries of any material employment contract, material collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company or any subsidiary (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, there exist, as of the date hereof, no material employment, consulting or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries, and any current or former employee, officer or director of the Company. Except as set forth in the Employee Handbook of the Company, a complete and accurate copy of which has been provided to Parent, there are no severance, termination or change of control plans, agreements, arrangements or understandings between the Company or any of its Subsidiaries, and any current or former employee, officer or director of the Company. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. Since January 1, 1996, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     3.11  ERISA Compliance.

     (a) Section 4.12(i) to the Company Disclosure Schedule contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), material "employee welfare benefit plans' (as defined in Section 3 (1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its Subsidiaries or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, (a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its Subsidiaries. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and
(4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. Except as would not have a Material Adverse Effect on the Company, the Company, each of its Subsidiaries and all the Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

     (b) Except as would not have a Material Adverse Effect on the Company, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

     (c) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

     (d) Except as provided by this Agreement, no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

     3.12  Taxes.

     (a) Except to the extent the failure to do so would not have a Material Adverse Effect, all Tax Returns (including, for purposes of this Section 3.12, all related reports, notices, declarations and information reports and returns) required to have been filed by the Company and each of its Subsidiaries have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all material respects. Except as disclosed in Section 3.12(a) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any tax return, and (ii) no claim is pending by any governmental authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

     (b) All Taxes of the Company or any of its Subsidiaries which have become due (without regard to any extension of the time for payment and whether or not shown on any tax return) have been paid, or adequate reserves therefor have been established. Except to the extent the failure to do so would not have a Material Adverse Effect, the Company and each of its Subsidiaries has withheld and paid over all taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to taxes on any of the assets of the Company or any of its Subsidiaries, other than liens for Taxes not yet due and payable.

     (c) No deficiencies exist or have been asserted (verbally or in writing) with respect to Taxes of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received notice (verbally or in writing) that it has not filed a Tax Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of the Company or any of its Subsidiaries is currently in process, pending or threatened (verbally or in writing). Except as disclosed in Section 3.12(e) of the Company Disclosure

Schedule, no waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of the Company or any of its Subsidiaries is in effect. There are no outstanding requests for rulings with any tax authority relating to Taxes of the Company or any of its Subsidiaries.

     (d) Neither the Company nor any of its Subsidiaries is or ever has been (i) a party to any Tax sharing agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Code Section 1504) filing a consolidated federal income Tax Return, or any similar group under analogous provisions of other law, other than the affiliated group of which the Company is the common parent. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any other person pursuant to Treasury regulations Section 1.1502-6 or other law, as a transferee or successor, by contract or otherwise, other than for the Taxes of another member of the affiliated group of which the Company is presently the common parent.

     (e) Neither the Company nor any of its Subsidiaries (i) has filed and pending (nor will they have filed prior to the Closing, except with the prior written consent of Parent) any claim for refund of any Taxes attributable to any net operating or other loss or credit carryover or carryback, or (ii) has made or prior to the Closing Date will make any election under Code Section 172(b)(3).

     3.13 Parachute Payments. Neither the Company nor any of its Subsidiaries has made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under Code Section 280G, or that would be subject to excise tax under Code
Section 4999. As a result of any of the transactions contemplated by this Agreement, no employee, independent contractor, officer or director of the Company or any of its Subsidiaries is or will become entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Company has not granted to any officer, director, independent contractor, or employee of the Company any right to receive any Parachute Gross-Up Payment.

     3.14 Information in Proxy Statement. The Proxy Statement (or any amendment thereof or supplement thereto), at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     3.15 State Takeover Statutes. No California takeover statute or similar statute applies or purports to apply to the Merger, or to this Agreement, or the transactions contemplated hereby.

     3.16 Rights Agreement. The Company Board of Directors has adopted resolutions providing that the Rights Agreement shall be amended, and the Rights Agreement shall be so amended, within two Business Days following the date hereof, to (i) render the Rights Agreement inapplicable to the Merger and this Agreement, (ii) ensure that (y) none of Parent, Purchaser or any of their respective affiliates is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement and the consummation of the Merger and (z) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the Merger, the execution of this Agreement, or the consummation of the Merger and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time, and such amendment will not be further amended by the Company without the prior consent of Parent in its sole discretion.

     3.17 Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

     3.18 Title to Assets. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, in the Business, or shown on the most recent Financial Statements provided to the Parent or acquired after the date thereof, free and clear of any and all Liens, except for such Liens as would not have a Material Adverse Effect and taxes not yet due.

     3.19 Product Liability. With respect to the Company or its Subsidiary, (i) there is no written notice, demand, claim, inquiry, hearing, proceeding, written notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Entity against or involving any product, substance or material manufactured, produced or distributed or sold by or on behalf of the Company (collectively, a "Product") which is pending or, to the Knowledge of the Company, threatened, resulting from a defect or alleged defect in design, manufacture, materials or workmanship of any Product, or any failure or alleged failure to warn, or from any breach or alleged breach of implied warranties or representations, except for such notices, demands, claims, inquiries, hearings or proceedings that would not have a Material Adverse Effect.

     3.20  Material Contracts. The Company Disclosure Schedule sets forth in
Section 3.20 a true and correct list of all material Contracts of the Company as of the date of this Agreement, and identifies those material Contracts entered into since the date of the Financial Statements. With respect to each such Contract, including the Stroh Agreement: (a) the Contract is legal, valid, binding, enforceable and in full force and effect; (b) the consummation of the transactions contemplated hereby will in no way cause the Contract to no longer be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) to the Knowledge of the Company, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the Contract; (d) to the Knowledge of Company, no party has repudiated any material provision of the Contract; (e) the Company has not received notice of any plan or intention of any other party to any Contract to exercise any right to cancel or terminate any such Contract, and the Company does not have any Knowledge of any condition or state of facts which would justify the exercise of any such right; and (f) the Company does not currently contemplate, or have any Knowledge that any other Person currently contemplates, any material amendment or change to any material Contract.

     3.21  Title to Intellectual Property.

     (a) Intellectual Property. As of the date hereof, the Intellectual Property of the Company includes without limitation the registered trademarks and service marks, the common law trademarks and service marks, the reserved trade names and the registered copyrights listed in Section 3.21 of the Company Disclosure Schedule.

     (b) Ownership. The Company (i) is the sole owner and holder of, or has the legal right to use, all Intellectual Property, or can obtain such right on commercially reasonable terms which will not have a Material Adverse Effect;
(ii) has full and unrestricted legal and equitable title to the Intellectual Property, free and clear of any material liens, pledges, claims and encumbrances or can obtain such title or rights on commercially reasonable terms which will not have a Material Adverse Effect. All such rights of the Company in the Intellectual Property are valid, subsisting and enforceable. Section 3.21 of the Company Disclosure Schedule lists all registered trademarks and service marks, all common law trademarks and service marks, all reserved trade names and all registered copyrights, which are used in the Business of the Company or which are otherwise necessary for the conduct of the Business as presently conducted.

     (c) Trade Secret Protection. To the Company's Knowledge, trade secrets of the Company, including recipes for its malt beverage Products, (i) have at all times been maintained in confidence and (ii) have been disclosed by the Company only to employees, contractors and consultants having "a need to know" the contents thereof in connection with the performance of their duties to the Company, except for such failures to maintain in confidence or disclosures that would not have a Material Adverse Effect.

     (d) Personnel Agreements. All personnel, including employees, agents, consultants, and contractors have executed, upon their employment or association with the Company, a nondisclosure agreement providing that such employee shall keep confidential all confidential information of the Company.

     (e) Absence of Claims. No claim or litigation has been asserted and the Company has not received notice of any threatened claim or litigation by any person or entity contesting the right of the Company to use, or the validity or enforceability of the Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting misuse thereof, and to the Company's Knowledge, use of such Intellectual Property by the Company does not materially infringe on the rights of any person or entity or violate any license or other agreement applicable thereto by any person or entity to the use of the Intellectual Property, and the Company has no Knowledge of any valid basis for any such claim. The Company has not asserted any claim or litigation concerning infringement of Intellectual Property by third parties, and the Company has no Knowledge of any infringement of Intellectual Property by third parties.

     (f) Third-Party Interests. The Company has not granted, transferred, or assigned any right or interest in the Intellectual Property to any person or entity. Other than those entered into in the Ordinary Course of Business, there are no contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Intellectual Property by any independent person, distributor, sublicensor, or other remarketer or sales organization.

     3.22 Distributors and Distributorship Agreements. The Company has identified in Section 3.22 of the Company Disclosure Schedule all the distributors of its Products ("Distributor") and the name and address of each. There is a written agreement for each such Distributor except as set forth on the Company Disclosure Schedule. Upon the execution hereof by Company, Company shall furnish Purchaser with a copy of each written Contract with any Distributor. With respect to each such Contract with a distributor: (a) the Contract is legal, valid, binding, enforceable and in full force and effect; (b) the consummation of the transactions contemplated hereby will in no way cause the Contract to no longer be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) to the Knowledge of the Company, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Contract; (d) to the Knowledge of Company, no party has repudiated any material provision of the Contract; (e) the Company has not received notice of any plan or intention of any other party to any Contract to exercise any right to cancel or terminate any such Contract, and the Company does not have any Knowledge of any condition or state of facts which would justify the exercise of any such right; and (f) the Company does not currently contemplate, or have any Knowledge that any other Person currently contemplates, any material amendment or change to any such material Contract.

     3.23  Real Property.

     (a) Neither the Company nor any of its Subsidiaries owns any real property.
Schedule 3.23 of the Company Disclosure Schedule accurately lists and correctly describes all material real properties of which the Company or any of its Subsidiaries is the lessee and, for each of those properties, the address thereof, the type and square footage of each structure located thereon the Company or a Subsidiary is leasing and the expiration date of its lease and the use thereof in the Business of the Company and the Subsidiaries.

     (b) The Company has provided Parent with true, correct and complete copies of all leases under which the Company or a Subsidiary is leasing each of the properties listed in Section 3.23 of the Company Disclosure Schedule as being leased and, except as accurately set forth in Section 3.23 of the Disclosure Schedule, (i) each of those leases is, to the Knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person.

     3.24 Insurance. The Company has provided Parent with: (i) an accurate list of all insurance policies carried by each of the Company and its Subsidiaries; and (ii) true, complete and correct copies of all insurance policies carried by each of the Company and its Subsidiaries which are in effect, all of which currently are in full force and effect. No insurance carried by the Company or any of its Subsidiaries has been canceled by the insurer during the past five years.

     3.25 Customers, Suppliers. As of the date of this Agreement, to the Company's Knowledge, all suppliers material to the Company will continue to sell the products and services currently sold to it, and all customers that are material to the Company will continue purchasing, without significant reductions, Products from the Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

     Parent, Purchaser and Gambrinus, jointly and severally, represent and warrant to the Company as follows:

     4.1 Organization, Standing and Corporate Power. Each of Parent, Purchaser and Gambrinus is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on Parent, Purchaser or Gambrinus. Each of Parent, Purchaser and Gambrinus is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a material adverse effect on Parent, Purchaser or Gambrinus. Parent has delivered or made available to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and Bylaws of Purchaser, in each case as amended to the date hereof.

     4.2 Authority: Noncontravention. Parent, Purchaser and Gambrinus have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by Parent, Purchaser and Gambrinus of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent, Purchaser and Gambrinus. This Agreement has been duly executed and delivered by Parent, Purchaser and Gambrinus and assuming due and valid authorization, execution and delivery hereof of the Company, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. The execution and delivery of this Agreement do not, and the consummation by Parent, Purchaser and Gambrinus of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Liens in or upon any of the properties or assets of Parent, Purchaser or Gambrinus under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent, Purchaser or Gambrinus, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Purchaser or Gambrinus or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to Parent, Purchaser or Gambrinus or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that would not have a material adverse effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Purchaser or Gambrinus in connection with the execution and delivery of this Agreement by Parent,

Purchaser or Gambrinus or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement, except for (1) filings, permits, authorizations, consents and approvals as may be required under the HSR Act, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of an agreement of merger with the Secretary of State pursuant to the GCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(4) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (5) compliance with any applicable requirements of the Exchange Act and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have a material adverse effect on Parent.

     4.3 Information in Proxy Statement. None of the information supplied by Parent, Purchaser or Gambrinus in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     4.4 Interim Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     4.5 Brokers. No broker, investment banker, financial advisor or other person, other than Chase Securities Inc., the fees of which shall be paid by the Parent or Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Purchaser or Gambrinus.

     4.6 Financing. At the Effective Time, Parent, Purchaser and Gambrinus will have available all the funds necessary to perform their respective obligations under this Agreement, including without limitation payment in full for all Shares outstanding at the Effective Time and the payment of all expenses in connection herewith. Parent and Purchaser have received, and have furnished to the Company, true and complete copies of the written commitment from a third Person (the "Financing Commitment") with respect to the financing of the Merger (the "Financing"). The aggregate proceeds of the Financing, together with internal corporate funds of Parent, Purchaser or Gambrinus, are sufficient to acquire all of the Shares in the Merger and to pay anticipated expenses in connection therewith. The Financing Commitment is valid, binding and enforceable in accordance with their terms and have not been revoked as of the date hereof. Nothing has come to the attention of Parent, Purchaser or Gambrinus which would cause either Parent or Purchaser to believe that the proceeds of the Financing will not be available to them at the Effective Time. Parent will not enter into any amendments or supplements to the Financing Commitment that would materially reduce the likelihood of obtaining the Financing.

     4.7 Share Ownership. Neither Parent, Purchaser nor Gambrinus are the beneficial owner of any shares of capital stock of the Company.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     5.1 Interim Operations of the Company. After the date hereof and until the earlier of (x) termination of this Agreement in accordance with Article VIII hereof or (y) consummation of the Merger, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any practice, take any action, or enter into any transactions other than (i) in the Ordinary Course of Business,
(ii) as otherwise contemplated by this Agreement or (iii) as agreed in writing by Parent. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a) other than dividends and distributions by a wholly owned subsidiary of the Company to its parent (or pursuant to the Rights Agreement) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than (i) the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement and in accordance with their present terms or (ii) the issuance of shares of Company Common Stock in accordance with the Stock Purchase Plan) or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (i) pursuant to the Rights Agreement or (ii) the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement and in accordance with their present terms or (iii) the issuance of shares of Company Common Stock in accordance with the Stock Purchase
     Plan);

          (c) amend its Restated Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

          (d) except in the Ordinary Course of Business, in any material respect, modify, amend or terminate any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, including the Stroh Agreement or any Contract with any transporter, distributor or purchaser of Products;

          (e) acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof;

          (f) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its properties or assets, other than selling its inventory and trade receivables in the Ordinary Course of Business;

          (g) (y) incur any Indebtedness or guarantee any such Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or guarantee any debt securities of another person, other than short-term bank financing in the Ordinary Course of Business or (z) make any loans, advances or capital contributions to, or investments in, any other Person;

          (h) make or agree to make one or more new financial payments or commitments, whether for capital expenditures, marketing or otherwise, other than payments or commitments (individually not in excess of $100,000) made pursuant to the execution by the Company in the Ordinary Course of Business of a mutually agreeable 1998 revised budget to be prepared by the Company promptly following the execution of this Agreement and other than the payment of the fees and expenses of counsel and financial advisors relating to this Agreement and the transactions contemplated hereby;

          (i) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) adopt, enter into, terminate or amend in any material respect any employment contract, collective bargaining agreement or Benefit Plan, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the Ordinary Course of Business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company or its Subsidiaries,
     (D) increase in any manner the severance or termination pay of any officer or employee, (E) except as permitted in clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, or (G) take any action to accelerate the vesting of, or cash out rights associated with, any Options;

          (j) enter into any Contract of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act;

          (k) except as required by GAAP, make any material change in accounting methods, principles or practices;

          (l) make any material Tax election or enter into any settlement or compromise with respect to any material income Tax liability;

          (m) hire any new employees; or

          (n) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.2  No Solicitation.

     (a) From the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action designed or reasonably likely to facilitate any inquiries or the making of any proposal that constitutes a Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Company Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to a Takeover Proposal which was not solicited subsequent to the date hereof, and subject to compliance with Section 5.2(c), (x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement with terms no more favorable to such person than the terms of the Confidentiality Agreement (as hereinafter defined) and (y) participate in discussions and negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company and its Subsidiaries taken as a whole (other than inventory in the Ordinary Course of Business), or more than a 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

     (b) Except as set forth in this Section 5.2, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Company Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time, the Company Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company Board of Directors may, in response to an unsolicited Superior Proposal (as defined below) (subject to the following proviso), (x) withdraw or modify or propose publicly to withdraw or modify its approval or recommendation of the Merger or this Agreement, (y) approve or recommend any such Superior Proposal if concurrently with such approval or recommendation the Company terminates this Agreement or (z) cause the Company to enter into an Acquisition Agreement related to any Superior Proposal if concurrently with the execution of such Acquisition Agreement the Company terminates this Agreement; provided, that in the case of clauses (y) and (z), only at a time that is after the later of
(i) the second Business Day following Parent's receipt of written notice advising Parent that the Company Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) in the event of any amendment to the price or any material term of a Superior Proposal, one Business Day following Parent's receipt of written notice containing the material terms and conditions of such amendment (it being understood that each further amendment to any material terms or conditions of a Superior Proposal shall necessitate an additional written notice to Parent and an additional one Business Day period prior to which the Company can take the actions set forth in clauses (y) and (z) above). For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal made by a third party (i) that is on terms which the Company Board of Directors determines in its good faith judgment (based on consultation with a nationally recognized investment banking firm) to be more favorable to the Company's shareholders than the Merger and
(ii) for which financing, to the extent required, is then committed, or which, in the good faith judgment of the Company Board of Directors, is capable of being readily obtained by such third party.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.2, the Company shall promptly advise Parent orally and in writing of any request for nonpublic information (except in the Ordinary Course of Business and not in connection with a possible Takeover Proposal) or of any Takeover Proposal known to it, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will promptly inform Parent of any change in the material terms and conditions (including amendments or proposed amendments) of any such request or Takeover Proposal.

     (d) Nothing contained in this Section 5.2 or in any other provision of this Agreement shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Company Board of Directors, after consultation with outside counsel, is necessary for the Company Board of Directors to comply with its fiduciary duties under applicable law.

     (e) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any Takeover Proposal.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Shareholder Approval; Preparation of Proxy Statement.

     (a) The Company shall in accordance with applicable law, as soon as practicable, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval. At the Shareholders Meeting the Company shall use its commercially reasonable efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Purchaser, advisable to secure any vote or consent of shareholders required by the GCL to effect the Merger. Subject to the fiduciary obligations of the Company Board of Directors under applicable law, the Company shall, through the Company Board of Directors, recommend to its shareholders that the Company Shareholder Approval be given.

     (b) The Company shall, as soon as practicable, but in no event later than 15 Business Days after the date of this Agreement, prepare and file a preliminary Proxy Statement with the SEC and shall use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement.

     (c) Parent shall provide the Company with the information concerning Gambrinus, Parent and Purchaser required by applicable securities laws to be included in the Proxy Statement.

     6.2 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel and other representatives of Parent reasonable access, during normal business hours, upon reasonable notice and during the period prior to the Effective Time, to all their properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, make available promptly to Parent upon request (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws or the federal Tax laws, or state, local or foreign Tax laws and (b) all other information concerning its Business, properties and personnel as Parent may reasonably request. Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms of the Confidentiality Agreement dated February 26, 1998, between Gambrinus and the Company, as amended (the "Confidentiality Agreement") shall apply to all information about the Company which has been furnished under this Agreement by the Company to Gambrinus, Parent or Purchaser. In the event this Agreement is terminated for any reason, Gambrinus and Parent shall, in accordance with the provisions of the Confidentiality Agreement, promptly return or destroy all information about the Company which has been furnished under this Agreement.

     6.3 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken (including Gambrinus causing Parent or Purchaser to take), all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to take the following actions: (i) the taking of all reasonable acts necessary to cause the conditions to the Merger to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Each of the Company, Gambrinus, Purchaser and Parent shall take all reasonable actions necessary to file, as soon as practicable, notifications under the HSR Act, or under comparable merger notification laws of non-U.S. jurisdictions and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice or the authorities of such other jurisdiction for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Gambrinus, Parent and Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

     6.4 Notification of Certain Matters. The Company shall give prompt notice to Parent and Purchaser and Parent and Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) any condition to Closing set forth in Article VII to be unsatisfied in any material respect at any time from the date hereof to the Effective Time (except to the extent it refers to a specific date) and (ii) any material failure of the Company, Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

     6.5  Fees and Expenses.

     (a) Except as expressly provided below in this Section 6.5, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees, costs or expenses, whether or not the Merger is consummated.

     (b) The Company shall pay, or cause to be paid, in same day funds to Parent the amount of 2% of the aggregate Merger Consideration (the "Termination Fee") under the circumstances and at the times set forth as follows:

          (i) if the Company terminates this Agreement under Section 8.1(e), the Company shall pay the Termination Fee simultaneously with such termination;

          (ii) if Parent or Purchaser terminates this Agreement under Section 8.1(d) and in addition, if within six months after such termination the Company shall enter into an Acquisition Agreement providing for a Company Acquisition or the Company shall within such six months recommend to its shareholder that they accept a Company Acquisition of the type referred to in Section 6.5(d)(iii), the Company shall pay the Termination Fee simultaneously with the entering into of such Acquisition Agreement or making of such recommendation;

          (iii) if, at the time of any termination of this Agreement pursuant to
     Section 8.1(b)(i) (as a result of a failure to obtain Company Shareholder Approval), or Section 8.1 (c), any person shall have publicly announced a proposal to effect a Company Acquisition and if, within six months after such termination, the Company shall enter into an Acquisition Agreement providing for a Company Acquisition or the Company shall recommend to its shareholders that they accept a Company Acquisition of the type referred to in Section 6.5(d)(iii), the Company shall pay the Termination Fee simultaneously with the entering into of such Acquisition Agreement or making of such recommendation; and

     (c) If this Agreement is terminated pursuant to Section 8.1(c) (i.e. breach or failure by Company of representation, warranty or covenant), ("Company Breach") then promptly, but in no event later than two Business Days after the date of such termination, the Company shall pay to the Parent all of Parent's (and its affiliates) reasonably documented out-of-pocket expenses paid to third parties, up to an aggregate of $500,000, in connection with the transaction, which amount when paid shall be credited against the Termination Fee if and when any shall become due under Section 6.5(b)(iii) above; provided, however, the payment of expenses pursuant to this Section 6.5(c) shall be made only in the event a Company Breach arises out of the action or inaction of the Company, as opposed to a Company Breach which arises out of the action or inaction of a third party in respect to the Company.

     (d) For purposes of this Agreement a "Company Acquisition" shall mean any of the following transactions (i) a merger, consolidation, business combination or a recapitalization pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction (other than the transactions contemplated by this Agreement); (ii) a sale by the Company of assets (excluding the sale of the Company's products in the Ordinary Course of Business) representing in excess of 50% of the fair market value of the Company immediately prior to such sale or the issuance by the Company to any person or group of shares representing in excess of 50% of the then outstanding shares of capital stock of the Company (other than in connection with an underwritten public offering); or (iii) the acquisition by any person or group, by way of a tender offer, exchange offer, or by way of open market purchases of beneficial ownership of 50% or more of the then outstanding shares of capital stock of the Company.

     (e) If this Agreement is terminated pursuant to Section 8.1(f) (i.e. breach or failure by Parent of representation, warranty or covenant) ("Parent Breach"), then promptly, but in no event later than two Business Days after the date of such termination, Parent or Gambrinus, shall pay to the Company all the Company's reasonably documented out-of-pocket expenses paid to third parties, up to an aggregate of $500,000, in connection with the transaction; provided, however, the payment of expenses pursuant to this Section 6.5(e) shall be made only in the event a Parent Breach arises out of the action or inaction of the Parent, Purchaser or Gambrinus, as opposed to a Parent Breach which arises out of the action or inaction of a third party in respect to the Parent, Purchaser or Gambrinus.

     6.6  Indemnification and Directors' and Officers' Insurance.

     (a) From and after the consummation of the Offer, Gambrinus and Parent will, and will cause the Surviving Corporation (or any successor to the Surviving Corporation) to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or any time prior to the Effective Time and (ii) any indemnification provisions under the Company's Restated Articles of Incorporation or Bylaws as each is in effect on the date of this Agreement (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 6.6(a) shall be referred to as, collectively, the "Indemnified Parties"). The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     (b) Gambrinus, Parent or the Surviving Corporation shall maintain or extend the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, that Parent may substitute therefor policies of substantially equivalent coverage and amounts, including extension or tail coverage policies, containing terms substantially as favorable to such former directors or officers; provided, further, that if the existing D&O Insurance expires, is terminated or canceled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance coverage; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.6(b) in excess of 150% of the average of the aggregate premiums paid by the Company in 1995, 1996 and 1997 on an annualized basis for such purpose (the "Average Premium"), which true and correct amounts are set forth in Section 6.6(b) of the Company Disclosure Schedule; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.6(b) for such aggregate premium, Gambrinus, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the Average Premium.

     (c) This Section 6.6 will survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     6.7 Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any shareholder of the Company relating to the Merger or this Agreement without the prior written consent of Parent, which consent shall not to be unreasonably withheld.

     6.8 Purchaser Compliance. Gambrinus shall cause Parent and Purchaser to comply with all of their respective obligations under this Agreement.

     6.9 Shareholder Agreement. Each of the Persons identified in Section 6.9 of the Company Disclosure Schedule shall, contemporaneously with the execution of this Agreement, enter into a Stockholder Agreement (the "Stockholder Agreement") with the Parent and the Company, substantially in the form of Exhibit "A" attached hereto.

     6.10 Interim Financial Statements. From the date of this Agreement until the Effective Date, the Company shall prepare and submit to Parent within 15 Business Days after the end of each month, updated monthly or quarterly, as the case may be, financial statements of the Company ("Interim Financial Statements") certified in each case, on behalf of the Company, by the Company's chief financial officer. The quarterly Interim Financial Statements shall comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, shall have been prepared in accordance with GAAP (except as permitted by Form 10-Q of the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and the monthly Interim Financial Statements shall be prepared by the Company consistent with past practices and in each case the Interim Financial Statements shall fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes).

     6.11 Stop Transfer Instruction. Promptly following the execution of this Agreement, the Company shall give instructions to the transfer agent of the Company Common Stock in order to implement the restrictions on transfer set forth in Section 5 of Stockholder Agreements.

                                  ARTICLE VII

                                   CONDITIONS

     7.1  Conditions to Parent and Purchaser's Obligation to Effect the
Merger. The respective obligation of each of Parent and Purchaser to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) the Company Shareholder Approval shall have been obtained; and the number of Dissenting Shares shall not exceed 20% of the number of outstanding shares of Company Common Stock;

          (b) the applicable waiting period under the HSR Act shall have expired or been terminated and the parties shall have received all other authorizations, consents and approvals, if any, of any Governmental Entity;

          (c) no suit, action or proceeding shall be instituted or pending before any Governmental Entity (i) seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's Subsidiaries of a material portion of the Business or assets of the Company or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the Business or assets of the Company or Parent and its Subsidiaries, taken as a whole, in each case as a result of Merger or (iii) seeking to impose material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Merger; provided, however, that each of the parties shall have used reasonable efforts to resolve any such suit, action or proceeding as promptly as practicable without resulting in any of the consequences referred to in clause (i) through (iii) above;

          (d) there shall be no statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable (pursuant to an authoritative interpretation by or on behalf of a Governmental Entity) to the Merger, or any other action by any Governmental Entity or court, other than the application to the Merger of applicable waiting periods under the HSR Act, that is likely to result in any of the consequences referred to in clauses (i) through (iii) of paragraph (c) above; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such judgments, injunctions, or orders and to appeal as promptly as practicable any injunction or other order that may be entered;

          (e) the Company Board of Directors or any committee thereof shall not have withdrawn or materially modified in a manner adverse to Parent or Purchaser its recommendation of the Merger or its adoption of this Agreement, or approved or recommended any Takeover Proposal;

          (f) the representations and warranties of the Company set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation Material Adverse Effect) as of the Closing Date, as though made on and as of the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate would not have a Material Adverse Effect on the Company;

          (g) the Company shall have performed in all material respects any material obligation or complied in all material respects with any material agreement or material covenant of the Company to be performed or complied with by it under this Agreement;

          (h) there shall not have occurred any one or more events which shall have caused or are reasonably likely to cause a Material Adverse Effect on the Company and such event or change has not been cured; and

          (i) the Parent and Purchaser shall have received, in form and substance reasonably satisfactory to the Parent and Purchaser, from the
     Company:

             (i) an officer's certificate to the effect set forth in Section 7.1(f) and (g) with respect to the representations, warranties, agreements and covenants of the Company;

             (ii) a certificate of the secretary of the Company respecting, and to which is attached, (A) the Articles of Incorporation of the Company and its Subsidiaries (certified by the Secretary of State of the State of California), (B) the Bylaws of the Company and its Subsidiaries, and
        (C) the resolutions of the board of directors and shareholders of the Company approving this Agreement and the transactions contemplated hereby;

             (iii) a certificate of the secretary of the Company respecting the incumbency and true signatures of the authorized officers who execute this Agreement and any other closing documents on behalf of the Company;

             (iv) for each of the Company and its Subsidiaries, a certificate, dated as of a date not more than 10 days prior to the Effective Time, duly issued by the appropriate Governmental Entity of the state of its incorporation and, unless waived by the Parent and Purchaser, in each other jurisdiction in which the Company and its Subsidiaries has qualified to do business as a foreign corporation, showing it to be in existence, good standing (if available in such state) and authorized to do business in such jurisdiction, and that all state franchise and/or income tax returns and taxes due by it for all periods prior to the Effective Time have been filed and paid;

             (v) an opinion dated as of the Effective Time, of Wilson Sonsini Goodrich & Rosati, counsel for the Company containing opinions and qualifications usual and customary in a transaction of the type contemplated by this Agreement and in form and substance reasonably satisfactory to Parent; and

             (vi) such other documents reasonably requested by the Parent and Purchaser.

     The foregoing conditions are for the sole benefit of Parent and Purchaser and may, subject to the terms of this Agreement, be waived by, Parent and Purchaser in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

     7.2 Conditions to Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) the Company Shareholder Approval shall have been obtained;

          (b) the applicable waiting period under the HSR Act shall have expired or been terminated and the parties shall have received all other authorizations, consents and approvals, if any, of any Governmental Entity;

          (c) no suit, action or proceeding shall be instituted or pending before any Governmental Entity (i) seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's Subsidiaries of a material portion of the Business or assets of the Company or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the Business or assets of the Company or Parent and its Subsidiaries, taken as a whole, in each case as a result of Merger or (iii) seeking to impose material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Merger; provided, however, that each of the parties shall have used reasonable efforts to resolve any such suit, action or proceeding as promptly as practicable without resulting in any of the consequences referred to in clause (i) through (iii) above;

          (d) there shall be no statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable (pursuant to an authoritative interpretation by or on behalf of a Governmental Entity) to the Merger, or any other action by any Governmental Entity or court, other than the application to the Merger of applicable waiting periods under the HSR Act, that is likely to result in any of the consequences referred to in clauses (i) through (iii) of paragraph (c) above; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such judgments, injunctions, or orders and to appeal as promptly as practicable any injunction or other order that may be entered;

          (e) the representations and warranties of the Parent or Purchaser set forth in this Agreement that are not qualified as to materiality or by reference to a material adverse effect shall be true and correct in all material respects and any other representations or warranties shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date;

          (f) the Parent and Purchaser, respectively, shall have performed in all material respects any material obligation or complied in all material respects with any material agreement or material covenant of the Parent or Purchaser to be performed or complied with by it under this Agreement; and

          (g) the Company shall have received, in form and substance reasonably satisfactory to the Company, from each of the Parent and Purchaser:

             (i) an officer's certificate to the effect set forth in Section 7.2(e) and (f) with respect to the representations, warranties, agreements and covenants of the Parent and Purchaser;

             (ii) a certificate of the secretary of the Parent and Purchaser respecting, and to which is attached, (A) the Articles of Incorporation of the Parent and Purchaser (certified by the Secretary of State of the State of Texas or California, as appropriate), (B) the Bylaws of the Parent and Purchaser, and (C) the resolutions of the board of directors of the Parent and Purchaser approving this Agreement and the transactions contemplated hereby;

             (iii) a certificate of the secretary of the Parent and Purchaser respecting the incumbency and true signatures of the authorized officers who execute this Agreement and any other closing documents on behalf of the Parent or Purchaser;

             (iv) for each of the Parent and Purchaser, a certificate, dated as of a date not more than 10 days prior to the Effective Time, duly issued by the appropriate Governmental Entity of the state of its incorporation and, unless waived by the Company, in each other jurisdiction in which the Parent or Purchaser is required to be qualified to do business as a foreign corporation, showing it to be in existence, good standing (if available in such state) and authorized to do business in such jurisdiction, and that all state franchise and/or income tax returns and taxes due by it for all periods prior to the Effective Time have been filed and paid;

             (v) an opinion dated as of the Effective Time, of Jackson Walker LLP, counsel for the Parent and Purchaser, containing opinions and qualifications usual and customary in a transaction of the type contemplated by this Agreement and in form and substance reasonably satisfactory to the Company; and

             (vi) such other documents reasonably requested by the Company.

     The foregoing conditions are for the sole benefit of the Company and may, subject to the terms of this Agreement, be waived by the Company in whole or in part at any time and from time to time in their sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the shareholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

             (i) if the Merger has not been consummated prior to September 30, 1998 ("Cut-Off Date"); provided, however, that if the Merger shall not have been consummated solely due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, then such date shall be extended to December 31, 1998; and provided, further, however that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of such condition or if the failure of such condition results from facts or circumstances that constitute a willful breach of representation or warranty under this Agreement by such party; or

             (ii) if a court of competent jurisdiction or any other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by Parent prior to the Effective Time in the event of a breach or failure to perform by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which breach or failure to perform (i) results in the failure of a condition set forth in Section 7.1(f) or (g) above and (ii) is not reasonably capable of being cured prior to the earlier of: (a) within 15 Business Days after the giving of written notice thereof, or (b) 2 Business Days prior to the Cut-Off Date;

          (d) by Parent or Purchaser at any time after the Shareholders' Meeting in the event this Agreement and the Merger fail to receive Company Shareholder Approval;

          (e) by the Company in accordance with Section 5.2, provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee as provided in Section 6.5; or

          (f) by the Company prior to the Effective Time in the event of a breach or failure to perform in any material respect by Gambrinus, Parent or Purchaser of any representation, warranty, covenant or other agreement contained in this Agreement which breach or failure to perform (i) results in the failure of a condition set forth in Section 7.2 (e) or (f) above and
     (ii) is not reasonably capable of being cured prior to the earlier of: (a) within 15 Business Days after the giving of written notice thereof or (b) 2 Business Days prior the Cut-Off Date.

     8.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent or Purchaser as provided in Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Purchaser or the Company or their respective officers or directors, except with respect to the last sentence of
Section 6.2,. Section 6.5, this Section 8.2 and Article IX; provided, however, that nothing herein shall relieve any party for liability for any wilful breach hereof.

     8.3 Amendment. This Agreement may be amended by the parties hereto, by duly authorized action taken, at any time before or after obtaining the Company Shareholder Approval, but after the Company Shareholder Approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, subject to Section 8.3, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument, schedule or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including Section 6.6.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent, Purchaser or Gambrinus, to

          14800 San Pedro Ave., Suite 300
          San Antonio, TX 78232
          Attention: Mr. Carlos Alvarez
          Telecopy No.: (210) 490-4687
            with a copy to:

            Jackson Walker L.L.P.
          112 East Pecan Street, Suite 2100
          San Antonio, TX 78205
          Attention: Patrick B. Tobin, Esq.
          Telecopy No.: (210) 978-7790

          and

        (b) if to the Company, to

           Pete's Brewing Company
           514 High Street
           Palo Alto, California 94301
           Attention: Jeffrey A. Atkins
           Telecopy No.: (650) 462-2646

           with a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304
           Attention: Robert P. Latta, Esq.
                      Chris F. Fennell, Esq.
           Telecopy No.: (650) 493-6811

     9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and (b) except as provided in Section 6.6 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to any applicable principles of conflicts of law thereof.

     9.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Except as otherwise required by law, court process or the listing agreement or listing rules of the NASDAQ National Market or as contemplated or provided elsewhere herein, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence but without relieving any party hereof of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in any California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of California or of any California state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of California or a California state court.

     9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent, Purchaser, Gambrinus and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          PBC HOLDINGS, INC.

                                          By:     /s/ JAMES J. BOLZ

                                            ------------------------------------
                                          Name: James J. Bolz
                                          Title:   Vice President

                                          PBC ACQUISITION CORP.

                                          By:     /s/ JAMES J. BOLZ

                                            ------------------------------------
                                          Name: James J. Bolz
                                          Title:   Vice President

                                          THE GAMBRINUS COMPANY

                                          By:     /s/ JAMES J. BOLZ

                                            ------------------------------------
                                          Name: James J. Bolz
                                          Title:   Finance Director, Treasurer

                                          PETE'S BREWING COMPANY

                                          By:     /s/ JEFFREY A. ATKINS

                                            ------------------------------------
                                          Name: Jeffrey A. Atkins
                                          Title:   Chief Executive Officer

                                   EXHIBIT A

                              STOCKHOLDER AGREEMENT


        AGREEMENT dated as of May 22, 1998 between PBC Holdings, Inc., a Texas corporation ("Parent") and ______________ (the "Stockholder").

                                       W I T N E S S E T H:

        WHEREAS, immediately prior to the execution of this Agreement, Parent, Pete's Brewing Company, a California corporation (the "Company"), and PBC Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger"); and

        WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

        (a) "Affiliate" shall mean, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person( and with respect to any individual Person shall include such individual's spouse, parents or siblings). As used in this definition, the term "control" means possession, directly or indirectly, of the power to direct or control the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        (b) "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

        (c) "Company Common Stock" shall mean at any time the common stock, no par value, of the Company.

        (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (e) "Existing Shares" shall mean the shares of Company Common Stock Beneficially Owned by the Stockholder on the date hereof.

        (f) "HSR Act" shall mean the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        (g) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

        (h) "Purchaser" shall mean PBC Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent.

        (i) "Representatives" shall have the meaning set forth in Section 3(f) hereof.

        (j) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (k) "Shares" shall mean the Existing Shares and any shares of Company Common Stock and/or other equity securities of the Company acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by the Stockholder.

        (l) "Takeover Proposal" shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company and its Subsidiaries taken as a whole (other than inventory in the Ordinary Course of Business), or more than a 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

        SECTION 2.    PROVISIONS CONCERNING COMPANY COMMON STOCK.

        (a) Voting of Company Common Stock. The Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and the Stockholder shall vote or consent (or cause to be voted or consented) the Shares held of record or Beneficially Owned by the Stockholder, whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the Board of Directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not enter into any agreement or understanding with any Person or entity the effect of which would be inconsistent with or in violation of the provisions and agreements contained in this Section 2.

        (b)    Grant of Irrevocable Proxy; Appointment of Proxy.

               (i) Subject to Section 7, the Stockholder hereby irrevocably grants to and appoints James J. Bolz (as Vice President) and Russell Cunningham (as Secretary) or either of them, in their respective capacities of officers of Parent, and any individual who shall hereafter succeed to any of such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of the Shares in favor of the various transactions contemplated by the Merger Agreement and against any proposal for Company Acquisition.

               (ii) Subject to Section 7, the Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

               (iii) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as provided under Section 7, may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do and caused to be done in accordance with the terms of this Agreement prior to termination of this Agreement.

               (c) OPTIONS. In the event the Stockholder holds Options or Warrants to acquire shares of Company Common Stock, the Stockholder shall, if requested by the Company, consent to the cancellation of such Options or Warrants in exchange for a cash payment in accordance with the terms of the Merger Agreement and shall execute all appropriate documentation in connection with such cancellation.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

        (a) Ownership of Shares. The Stockholder is the record and Beneficial Owner of Existing Shares consisting of _______ shares of Company Common Stock. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Upon consummation of the Merger, the Stockholder will have sole voting power and sole power to issue instructions with to the matters set forth in Section 4 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the shares of Company Common Stock it holds of record or Beneficially Owns with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) Corporate Authorization. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement enforceable against the Stockholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act, and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) if Stockholder is a corporation, limited liability company, limited partnership or other entity, conflict with or result in any breach of the organizational documents of the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, voting agreement, shareholder agreement, voting trust, contract, commitment, arrangement, understanding, agreement or other instrument of obligation of any kind to which the Stockholder is a party or by which the Stockholder of any of its properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, statute, law, rule or regulation applicable to the Stockholder or any of its properties or assets.

        (d) No Encumbrances. Except as applicable in connection with the transactions contemplated hereby, the Shares and the certificates representing such Shares are now, and at all times during the term hereof, will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

        (e) No Finder's Fees. Other than as contemplated by the Merger Agreement with respect to fees payable by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

        (f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

        SECTION 4. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Stockholder as follows:

        (a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, law, rule or regulation applicable to Parent or any of its properties or assets.

        (d) No Finder's Fee. Except for Chase Securities Inc. whose fees will be paid by Parent, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

        SECTION 5. COVENANTS OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

        (a)    No Solicitation.

               (i) From the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Stockholder shall not, nor shall it authorize or permit its Affiliates, the Company or any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (herein collectively referred to as "Representatives") to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to the Company, or take any other action designed or reasonably likely to facilitate any inquiries or the making of any proposal that constitutes a Takeover Proposal.

               (ii) The Stockholder shall, or shall cause the Company to, promptly advise Parent orally and in writing of any request for nonpublic information (except in the Ordinary Course of Business and not in connection with a possible Takeover Proposal) or of any Takeover Proposal known to it, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will promptly inform Parent of any change in the material terms and conditions (including amendments or proposed amendments) of any such request or Takeover Proposal.

               (iii) The Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any Takeover Proposal.

               (iv) Notwithstanding the restrictions set forth in this Section 5(a), each of the Company or any person who is an officer or director of the Company may take any action consistent with the terms of the Merger Agreement.

        (b) Restriction on Transfer, Proxies; Non-Interference. The Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber (other than by operation of law), assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or would result in a breach by the Stockholder of its obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement or the effect of which would be inconsistent or violative of any provision or agreement contained in this Agreement.

        (c) Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

        SECTION 6.    STOP TRANSFER; LEGEND.

        (a) The Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such transfer is made in compliance with this Agreement.

        (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like other than pursuant to the Merger, the term "Shares" shall be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

        (c) In the event the Company shall not have issued a stop transfer order with respect to the transfer of the Shares within 5 days from the date hereof, the Stockholder shall promptly surrender to the Company all certificates representing the Shares, and the Company shall place the following legend on such certificates:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF
               MAY 22, 1998 BY AND BETWEEN PBC HOLDINGS, INC. AND ________________ WHICH AMONG OTHER THINGS RESTRICTS THE TRANSFER AND VOTING THEREOF.

        SECTION 7. TERMINATION. The covenants and agreements contained in this Agreement with respect to the Shares, including but not limited to the grant of the irrevocable proxy set forth in Section 2(b) hereof, shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

        SECTION 8. CONFIDENTIALITY. The Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, the Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than to the Company and to its and the Company's counsel and advisors) without the prior written consent of Parent, except for filings required pursuant to the HSR Act, the Exchange Act and the Securities Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event the Stockholder shall give prior notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

        SECTION 9. DISCLOSURE. The Stockholder hereby agrees to permit Parent, Merger Subsidiary and the Company to publish and disclose in the Proxy Statement (including all documents, exhibits and schedules filed with the SEC), and any press release or other disclosure documents which counsel of Parent, Merger Subsidiary or the Company advises are necessary in connection with the Merger and any transactions related thereto, the Stockholder's identity and ownership of Company Common Stock or shares of Company Common Stock, as the case may be, and the nature of its commitments, arrangements and understandings under this Agreement.

        SECTION 10.  MISCELLANEOUS.

        (a) Entire Agreement. This Agreement and the Merger Agreement referred to therein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

        (b) Binding Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors, partners or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor. Nothing in this clause (b) shall permit any transfer of Shares otherwise prohibited by the provisions of this Agreement.

        (c) Assignment. No party may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party; provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

        (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next-day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

               If to Stockholder:

               ____________________
               __________________________
               Attention:    ______________
               Telephone:    ______________
               Telecopy No.: ______________

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention:    Robert P. Latta, Esq.
               Telephone:    (650) 493-9300
               Telecopy No.: (650) 493-6811

               If to Parent:

               PBC Holdings, Inc.
               14800 San Pedro Ave., Suite 300
               San Antonio, Texas 78232
               Attention:    Carlos Alvarez
               Telephone:    Separately supplied
               Telecopy No.:___________________

               with a copy to:

               Jackson Walker, L.L.P.
               112 E. Pecan, Suite 2100
               San Antonio, Texas 78205
               Attention:    Patrick B. Tobin
               Telephone:    (210) 978-7785
               Telecopy No.: (210) 978-7790

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any such right, power or remedy by such party.

        (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (j) Third-Party Beneficiaries. The Company shall be a third party beneficiary of, and entitled to enforce, the provisions contained in Section 3(i) and Section 9 of this Agreement. Except for such Sections 3(i) and 9 hereof, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

        (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

        (l) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in any California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each party (a) consents to submit itself to the personal jurisdiction of any court of the United States or any California state court located in Santa Clara County, California in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in Santa Clara County, California.

        (m) Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director.

        (n) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        (o) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (p) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                       PBC HOLDINGS, INC.


                                       By:_____________________________________
                                       Name: James J. Bolz
                                       Title: Vice President


                                       STOCKHOLDER


                                       By:_____________________________________
                                       Name: _________________